UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box :

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

HEMISPHERE MEDIA GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2022

HEMISPHERE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	001-35886 (Commission File Number)	80-0885255 (I.R.S. Employer Identification Number)

4000 Ponce de Leon Boulevard

Suite 650

Coral Gables, FL 33146

(Address of principal executive offices) (Zip Code)

(305) 421-6364 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HMTV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

As previously disclosed, Hemisphere Media Group, Inc., a Delaware corporation (the “Company”), Hemisphere Media Holdings, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of the Company (“Holdings LLC”), HWK Parent, LLC, a Delaware limited liability company (“Parent”), HWK Merger Sub 1, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub 1”), and HWK Merger Sub 2, LLC, a Delaware limited liability company and wholly owned subsidiary of Merger Sub 1 (“Merger Sub 2”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions and on the terms set forth therein, (i) Merger Sub 1 will merge with and into the Company, with the Company as the surviving corporation (the “Company Merger”) and (ii) substantially simultaneously with the Merger, Merger Sub 2 will merge with and into Holdings LLC, with Holdings LLC as the surviving company (together with the Company Merger, the “Mergers”). Parent is a subsidiary of Gato Investments LP, a portfolio investment of Searchlight Capital Partners, L.P.

The consideration paid in the Mergers is expected to be financed, among other things, with certain cash on hand of the Company and proceeds received from debt financing commitments, including a new term loan and a new revolving credit facility. In connection with the proposed financing, the Company expects to make a presentation to lenders and prospective lenders. Certain information disclosed in this presentation has not been previously publicly reported. A copy of the lender presentation is attached as Exhibit 99.1 to this report and incorporated herein by reference.

The information referenced under Item 7.01 of this Current Report on Form 8-K is being “furnished” under “Item 7.01. Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference in any filings under the Securities Act or the Exchange Act.

Item 8.01. Other Events

The information set forth in Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	June 2022 presentation of Hemisphere Media Group, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEMISPHERE MEDIA GROUP, INC.

Dated: June 3, 2022	By:	/s/ Alex J. Tolston
		Name:	Alex J. Tolston
		Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

2

EXHIBIT 99.1

0 Pre - Marketing Lender Presentation June 2022 WYEL WUKQ WKAQ

Notice to and Undertaking by Recipients

This Pre-Marketing Lender Presentation (the "Lender Presentation") has been prepared solely for informational purposes from information supplied by or on behalf of Hemisphere Media Group, Inc. (the "Company"), and is being furnished by Wells Fargo Securities, LLC (the "Arranger") to you in your capacity as a potential lender (the "Recipient").

ACCEPTANCE OF THIS LENDER PRESENTATION CONSTITUTES AN AGREEMENT TO BE BOUND BY THE TERMS OF THIS NOTICE AND UNDERTAKING AND THE SPECIAL NOTICE SET FORTH HEREIN (THE "SPECIAL NOTICE"). IF THE RECIPIENT IS NOT WILLING TO ACCEPT THE LENDER PRESENTATION AND OTHER EVALUATION MATERIAL (AS DEFINED HEREIN) ON THE TERMS SET FORTH IN THIS NOTICE AND UNDERTAKING AND THE SPECIAL NOTICE, IT MUST RETURN THE LENDER PRESENTATION AND ANY OTHER EVALUATION MATERIAL TO THE ARRANGER IMMEDIATELY WITHOUT MAKING ANY COPIES THEREOF, EXTRACTS THEREFROM OR USE THEREOF.

I. Confidentiality

As used herein: (a) **"Evaluation Material"** refers to the Lender Presentation and any other information regarding the Company or the facility described in the Lender Presentation (the "Facility") furnished or communicated to the Recipient by or on behalf of the Company in connection with the Facility (whether prepared or communicated by the Arranger or the Company, their respective advisors or otherwise) and (b) **"Internal Evaluation Material"** refers to all memoranda, notes, and other documents and analyses developed by the Recipient using any of the information specified under the definition of Evaluation Material.

The Recipient acknowledges that the Company considers the Evaluation Material to include confidential, sensitive and proprietary information and agrees that it shall use reasonable precautions in accordance with its established procedures to keep the Evaluation Material confidential; provided however that (i) it may make any disclosure of such information to which the Company gives its prior written consent and (ii) any of such information may be disclosed to it, its affiliates and their respective partners, directors, officers, employees, agents, advisors and other representatives (collectively, "Representatives") (it being understood that such Representatives shall be informed by it of the confidential nature of such information and shall be directed by the Recipient to treat such information in accordance with the terms of the Notice and Undertaking and the Special Notice). The Recipient agrees to be responsible for any breach of the Notice and Undertaking or the Special Notice that results from the actions or omissions of its Representatives.

The Recipient shall be permitted to disclose the Evaluation Material in the event that it is required by law or regulation or requested by any governmental agency or other regulatory authority (including any self-regulatory organization) or in connection with any legal proceedings. The Recipient agrees that it will notify the Arranger as soon as practical in the event of any such disclosure (other than at the request of a regulatory authority), unless such notification shall be prohibited by applicable law or legal process.

The Recipient shall have no obligation hereunder with respect to any Evaluation Material to the extent that such information (i) is or becomes publicly available other than as a result of a disclosure by the Recipient in violation of this agreement, (ii) was within the Recipient's possession prior to its being furnished pursuant hereto or becomes available to the Recipient on a non-confidential basis from a source other than the Company or its agents, provided that the source of such information was not known by the Recipient to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information, or (iii) any information that is independently developed by the Recipient without use of or reliance on the Evaluation Material.

In the event that the Recipient of the Evaluation Material decides not to participate in the transaction described herein, upon request of the Arranger, such Recipient shall as soon as practicable return all Evaluation Material (other than Internal Evaluation Material) to the Arranger or represent in writing to the Arranger that the Recipient has destroyed all copies of the Evaluation Material (other than Internal Evaluation Material) unless prohibited from doing so by the Recipient's internal policies and procedures.

II. Information

The Recipient acknowledges and agrees that (i) the Arranger received the Evaluation Material from third party sources (including the Company) and it is provided to the Recipient for informational purposes, (ii) the Arranger and its affiliates bear no responsibility (and shall not be liable) for the accuracy or completeness (or lack thereof) of the Evaluation Material or any information contained therein, (iii) no representation regarding the Evaluation Material is made by the Arranger or any of its affiliates, (iv) neither the Arranger nor any of its affiliates has made any independent verification as to the accuracy or completeness of the Evaluation Material, (v) the Arranger and its affiliates shall have no obligation to update or supplement any Evaluation Material or otherwise provide additional information, and (vi) neither the Arranger nor its respective affiliates shall have any liability with respect to the unauthorized use or misuse of the Confidential Information Memorandum or any related marketing material by any Recipient.

The Evaluation Material has been prepared to assist interested parties in making their own evaluation of the Company and does not purport to be all-inclusive or to contain all of the information that a prospective participant may consider material or desirable in making any applicable decision or determination. Each Recipient of the information and data contained herein should take such steps as it deems necessary to assure that it has the information it considers material or desirable in making any applicable decision or determination and should perform its own independent investigation and analysis of the creditworthiness of the Company. The Recipient represents that it is sophisticated and experienced in extending credit to entities similar to the Company and that it is engaged in making, acquiring or holding commercial loans in the ordinary course. The Recipient understands that the Facility sets forth the terms of a commercial lending facility, and not any other type of financial instrument, and agrees not to assert a claim in contravention of the foregoing. The information and data contained herein are not a substitute for the Recipient's independent evaluation and analysis and should not be considered as a recommendation by the Arranger or any of its affiliates with respect to any applicable decision or determination.

1

Notice to and Undertaking by Recipients (cont'd)

II. Information (Continued)

The Evaluation Material may include certain forward looking statements and projections provided by the Company. Any such statements and projections reflect various estimates and assumptions by the Company concerning anticipated results. No representations or warranties are made by the Company or any of its affiliates as to the accuracy of any such statements or projections. Whether or not any such forward looking statements or projections are in fact achieved will depend upon future events some of which are not within the control of the Company. Accordingly, actual results may vary from the projected results and such variations may be material. Statements contained herein describing documents and agreements are summaries only and such summaries are qualified in their entirety by reference to such documents and agreements.

III. The Arranger

The Arranger (together with its affiliates) are full service financial institutions engaged in various activities, which may include loan and securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Arranger and/or one of its affiliates may have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company and/or its affiliates.

In the ordinary course of their various business activities, the Arranger and/or its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve assets, securities and/or instruments of the Company and/or its affiliates. The Arranger and/or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The Arranger and/or one or more of its affiliates may provide loans under the Facility for their own account and such loans may comprise, individually or in the aggregate, a substantial portion thereof. Certain of such affiliates may commit, subject to certain terms and conditions, to provide such loans prior to or immediately after commencement of the syndication of the Facility, at a price and on terms agreed between such affiliates and the Company. In connection with the Facility, the Company will pay certain fees, including commitment fees, to the Arranger and/or one or more of its affiliates, as well as fees or discounts payable or given to the Arranger and/or one or more of its affiliates in consideration for their respective commitments to provide loans, which commitments were made to the Company in advance of the commencement of the general syndication of the Facility.

IV. General

It is understood the Recipient will be under no legal obligation of any kind whatsoever with respect to the Facility by virtue of this Notice and Undertaking.

The Recipient agrees that money damages would not be a sufficient remedy for breach of this Notice and Undertaking or of the Special Notice, and that in addition to all other remedies available at law or in equity, the Company and the Arranger shall be entitled to equitable relief, including injunction and specific performance, without proof of actual damages.

This Notice and Undertaking and the Special Notice together embody the entire understanding and agreement between the Recipient and the Arranger with respect to the Evaluation Material and the Internal Evaluation Material and supersedes all prior understandings and agreements relating thereto.

This Notice and Undertaking and the Special Notice shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of law (except Section 5-1401 of the New York General Obligation Law to the extent that it mandates that the law of the State of New York govern).

2

3 June 2, 2022 Wells Fargo Securities, LLC Attention: Lenders Ladies and Gentlemen: We refer to the proposed $360 million Term Loan B (the " Facility ") for Hemisphere Media Group, Inc. (the “ Hemisphere “ or the “ Company ”) that you are arranging at our request, and the Lender Presentation and information materials forwarded herewith (together with other documents prepared by or on behalf of us after the date hereof and identified by us in writing (which may be via email) to the Arranger as having been reviewed and approved by us for distribution to potential lenders whose representatives do not wish to receive material, non - pub lic information within the meaning of the federal and state securities laws, “ Evaluation Materials ”; and such potential lenders, “ Public - Side Lenders ”). We understand and acknowledge that, to the extent that the Company has any publicly traded securities issued and outstan din g, Public - Side Lenders may trade in such securities on the basis of information contained in the Evaluation Materials. We have reviewed or participated in preparing the Evaluation Materials and the information contained therein. The Company has reviewed the information contained in the Evaluation Materials and represents and warrants that the informati on contained in the Evaluation Materials does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the c irc umstances under which they were made, not materially misleading. Any management projections or forward - looking statements included in the Evaluation Materials are based on assumptions and estimates developed by management of the Company in good faith and management believes such assumption and estimates to be reasonable as of the date of the Evaluation Materials. Whether or not such projections or for war d looking statements are in fact achieved will depend upon future events some of which are not within the control of the Company. Accordingly, actual results may vary from the projections and such variations may be material. The projections included in the Evaluation Materials should not be regarded as a representation by the Company or its management that the projected results will be achieved. The Company represents and warrants that the information contained in the Lender Presentation is either information that is p ubl icly available (or that would be made publicly available if the Company were a public reporting company) or not material information (although it may be sensitive and proprietary) with respect to the Company or its securities for purposes of United States federal and state securities laws. We request that you distribute the Evaluation Materials to such prospective lenders as you may deem appropriate to include in th e Facility. We agree that we will rely on, and that you are authorized to rely on, the undertakings, acknowledgments and agreements contained in the Notice to and Undertaking by Recipients accompanying the Evalua tio n Materials or otherwise acknowledged by recipients in connection with the Evaluation Materials. Yours sincerely, Craig Fischer Chief Financial Officer Hemisphere Media Group, Inc. Company Authorization Letter

Disclaimer

ACKNOWLEDGMENT AND CONFIDENTIALITY

By accepting this presentation, the recipient thereof (the "Recipient") acknowledges that they have read, understood and accepted the terms of the provisions of the disclaimers and obligations specified herein. This presentation is strictly confidential, and no part of it or its subject matter may be reproduced, redistributed, passed on, or the contents otherwise divulged, directly or indirectly, to any other person or published, in whole or in part, for any purpose without the prior written consent of Hemisphere Media Group, Inc. or its affiliates ("Hemisphere" or the "Company"). If this presentation has been received in error, it must be returned immediately to the Company. The Recipient acknowledges that (i) this presentation and all the information contained herein includes confidential, sensitive and proprietary information; (ii) agrees that it shall use all reasonable precautions in accordance with its established procedures to keep the presentation and all information contained herein confidential and that it remains subject to any confidentiality agreement, if any, that the Recipient or one or more of its affiliates has entered into with the Company; and (iii) distribution of these confidential materials (and the information contained therein to any person other than the Recipient and any reproduction of these confidential materials, in whole or in part, or the divulgence of any of its contents (or the use of its contents for any purpose other than in evaluating the Company) without the Company's prior written consent is prohibited. If you do not so agree, do not turn the page or review the information in this document, and return it immediately to the Company.

FORWARD-LOOKING STATEMENTS

Statements in this presentation and oral statements made from time to time by representatives of Hemisphere may contain certain statements about Hemisphere and its consolidated subsidiaries that are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These include, but are not limited to, the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction; risks related to the satisfaction of the conditions to closing (including the failure to obtain necessary regulatory approvals or the necessary approvals of the Company's stockholders) in the anticipated timeframe or at all; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company's common stock; disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company's customers, vendors and others with whom it does business; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction agreement entered into in connection with the proposed transaction; risks related to disruption of management's attention from the Company's ongoing business operations due to the proposed transaction; significant transaction costs; the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future; other business effects, including the effects of industry, market, economic, political or regulatory conditions; the ability to meet expectations regarding the timing and completion of the proposed transaction; information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks; the deterioration of general economic conditions, political instability, social unrest, and public health crises, such as the occurrence of a global pandemic like COVID-19, either nationally or in the local markets in which Hemisphere operates, Puerto Rico's uncertain political climate, as well as delays in the disbursement of earmarked federal funds on the local economy and advertising market, the effects of extreme weather and climate events on Hemisphere's business as well as Hemisphere's counterparties, customers, employees, third-party vendors and suppliers, changes in the distribution and viewing of television programming, including the expanded deployment of personal video recorders, subscription and advertising video on demand, internet protocol television, mobile personal devices and personal tablets and their impact on advertising and affiliate revenue, short and long-term migration shifts in Puerto Rico, Hemisphere's ability to timely and fully recover proceeds under our insurance policies, Hemisphere's ability to successfully integrate acquired assets and achieve anticipated synergies, statements relating to Hemisphere's future financial and operating results (including growth and earnings), plans, objectives, expectations and intentions and other statements that are not historical facts. These statements are based on the current expectations of the management of Hemisphere and are subject to uncertainty and changes in circumstance, which may cause actual results to differ materially from those expressed or implied in such forward-looking statements, and are not a guarantee of performance. Without limitation, any statements preceded or followed by or that include the words "targets," "plans," "believes," "expects," "intends," "will," "likely," "may," "anticipates," "estimates," "projects," "should," "would," "expect," "positioned," "strategy," "future," or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements are discussed under the headings "Risk Factors" and "Forward-Looking Statements" in Hemisphere's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission ("SEC"), as they may be updated in any future reports filed with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, Hemisphere's actual results, performance, or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Additionally, many of these risks are currently amplified by and may, in the future, continue to be amplified by the prolonged impact of the COVID-19 pandemic. Forward-looking statements included herein are made as of the date hereof, and Hemisphere undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

DISCLAIMER

The information contained in this presentation is being provided for your convenience and information only. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are made available free of charge on or through our website at www.hemispheretv.com as soon as reasonably practicable after such reports are filed with, or furnished to, the SEC. The information on our website is not, and shall not be deemed to be, or incorporated into any other filings we make with the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The SEC also maintains a website that contains our reports, proxy statements and other information at www.sec.gov. The Company assumes no duty to update or revised the information contained in this presentation and the information presented herein is historical and may not be updated for recent events. You may not reproduce the information in this presentation. The information contained in this presentation is summary information that is intended to be considered in the context of our SEC filings, and other public announcements that we may make, by press release or otherwise, from time to time. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. You should not view our past performance, or information about the market, as indicative of our future results.

This presentation does not constitute an offer to sell, or the solicitation of an offer to buy, any securities of the Company, nor will there be any sales of securities of the Company in the United States or any other jurisdiction in which, or to any person to whom, the offer, solicitation or sale would be unlawful. Any securities described herein have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws. Accordingly, the securities described herein will be offered only to "qualified institutional buyers" (as defined under Rule 144A under the Securities Act) and outside the United States to persons who are not "U.S. persons" (as defined under Regulation S under the Securities Act).

This presentation is provided for informational purposes only and does not give and should not be construed as giving investment, legal, tax or other advice. This presentation is not intended to be relied upon as advice to potential investors and does not form the basis of an informed decision. Recipients of this presentation should consult its own counsel, tax and financial advisors as to legal and related matters concerning the matters described herein, before making any investment decision. The furnishing of the information contained in this document shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of the Company since the date of such information or the date it was furnished. This presentation does not purport to be all-inclusive or to contain all of the information that the recipient may find necessary or desirable in evaluating the Company or the financing and transactions contemplated by this presentation.

4

5 Disclaimer (cont’d) TRADEMARKS This document may contain registered and unregistered trademarks, service marks and copyrights of the Company’s joint venture s and television networks, Cinelatino , WAPA America, WAPA, WAPA Deportes , Pasiones , Centroamerica TV, Television Dominicana , Pantaya , Remezcala , Snap, and Canal Uno and their affiliates, as well as trademarks, service marks and copyrights of third parties. All brand names, t rad emarks, service marks and copyrights appearing in this document are the property of their respective holders. RECONCILIATION OF GAAP TO NON - GAAP FINANCIAL MEASURES In addition to financial information presented in accordance with U.S. GAAP, the Company has presented the non - GAAP financial m easure Adj. EBITDA. Management uses this measure to assess the operating results and performance of the business, perform an aly tical comparisons and identify strategies to improve performance. The Company believes Adj. EBITDA is relevant to investors because it allows them to analyze the operating performance of each business using the same metrics used by management. When presenting Adj. EBITDA, th e Company’s management adds back (deducts) from net income, if any, depreciation expense, amortization of intangibles, gain from FCC spectrum repack an d other, transaction and non - recurring expenses, income tax expense, interest and other expense, and stock - based compensation. The Company believes that this non - GAAP presentation is important to investors’ understanding of our businesses. A reconciliation of this measure to GAAP can be found in the slide entitled, “Pro Forma Adj. EBITDA Reconciliation for Hemisphere”.

6 Agenda Transaction Overview 1 Hemisphere Business Overview 2 Credit Highlights 3 Financial Overview 4 Q&A / Appendix 5

7 Company Presenters Alan Sokol CEO Craig Fischer CFO

8 Transaction Overview

9 1 Based off coverage ratings Hemisphere’s management team has a long track record of creating best - in - class networks Hemisphere Track Record of Value Creation ▪ Acquired from Lin Television in 2007. Was #3 Network with less than 25% share ▪ Within 2 years, turned WAPA into the #1 network in Puerto Rico 1 . WAPA has been #1 for 12 consecutive years against Telemundo and Univision, and produces over 71 hours per week of top - rated content ▪ Launched WAPA America to more effectively monetize WAPA content (re - broadcast of WAPA at 100% margin). Expanded distribution of WAPA America nearly 4x ▪ Launched WAPA Deportes multicast sports network, the highest rated sports network in Puerto Rico ▪ Acquired in 2007. Increased investment in programming and relaunched with new on - air look / branding and initiated original production ▪ Highest rated Spanish - Language original movie network in the U.S. ▪ Deep, high - quality library of nearly 700 Spanish - language titles (most less than 10 years old) ▪ Acquired in 2014. Created programming strategy of best dramas from throughout the world ▪ Currently the highest rated telenovela cable television network in primetime 1 ▪ Top 5 - rated Spanish - language cable channel ▪ Exclusive output deals with leading broadcasters in key markets ▪ Offers critical news programming and features popular soccer leagues from the region ▪ New launches on key distributors including Fanatiz, a growing OTT U.S. distributor focused on sports from Latin America and S pai n

Highly Stable, Predictable Financial Profile

Hemisphere has generated consistently stable cash flows through an extended period

Pro Forma Net Revenue

Consistent and Strong Revenue Growth

($ in Millions)



$138
$157
$164
$164
$169
$167
2017
2018
2019
2020
2021
1Q'22 LTM

Pro Forma Adj. EBITDA[1]

Industry Leading Margin Profile

($ in Millions)



$65
$76
$80
$76
$78
$76
2017
2018
2019
2020
2021
1Q'22 LTM

Note: Historical financial performance includes pro forma adjustments to reflect contributions from Univision's Puerto Rican radio assets, cost savings, and sale of Pantaya
[1]See EBITDA Reconciliation page hereto for reconciliation to the most directly comparable financial measures prepared in accordance with GAAP.
Source: SCP Model and PricewaterhouseCoopers LLP Quality of Earnings Report

10

11 ▪ The transaction meaningfully enhances Hemisphere’s EBITDA and cash flow generation ▪ Simultaneous with the take - private, Hemisphere will divest its loss making streaming platform Pantaya to Univision ▪ As part of the consideration for Pantaya, Hemisphere will receive Univision’s Puerto Rican radio assets and corresponding tax at tributes Hemisphere’s Portfolio Optimization $37.1 $76.4 $24.9 $6.7 $7.7 LTM Hemisphere Reported Adj. EBITDA Removal of Pantaya Losses Univision Puerto Rican Radio Assets Cost Savings Pro Forma LTM Adj. EBITDA ▪ Gross Leverage: 4.7x ▪ Net Leverage: 4.4x ▪ Gross Leverage: 6.8x ▪ Net Leverage: 5.8x ($ in Millions) 1 See EBITDA Reconciliation page hereto for reconciliation to the most directly comparable financial measures prepared in accor dan ce with GAAP. 1

12 Hemisphere Business Overview

Introduction to Hemisphere Media

Hemisphere is a leading U.S. Spanish-language media company serving the fast growing and highly attractive U.S. Hispanic and Latin American markets

- The Company's dynamic portfolio of broadcast and cable networks target the fastest growing segments of the Hispanic population
- Hemisphere's portfolio includes the #1-rated broadcast TV network in Puerto Rico, five market-leading Spanish-language cable TV networks distributed in the U.S., and two Spanish-language cable TV networks distributed in Latin America
- The pro forma company will also include AM and FM radio stations in Puerto Rico currently owned by Univision (pending FCC approval)

Portfolio

wapa

wapa DEPORTES

wapa AMÉRICA

CATV ESTÁS CON TU GENTE

WYEL

CINE LATINO

Pasiones

TELEVISIÓN DOMINICANA

WKAQ

WUKQ

Key Facts and Figures

#1 Broadcast TV Network in Puerto Rico	**~45MM** Cable Network Subscribers	**$167MM** 3/31/22 LTM PF Net Revenue[1]
$76MM 3/31/22 LTM PF Adj. EBITDA[2]	**96%** 3/31/22 LTM Adj. EBITDA – Capex Conversion[3]	**46%** Of 3/31/22 LTM PF Net Revenue from Contractual Subscriber Revenue
46% 3/31/22 LTM PF Adj. EBITDA Margin	**~$270MM** Of Combined NOLs in Puerto Rico and the U.S.	**5%** '17-'21 PF Adj. EBITDA CAGR

[1] Includes $14.3 million contribution from Univision's Puerto Rican radio assets and excludes $53.7 million contribution from Pantaya
[2] Includes $6.7 million contribution from Univision's Puerto Rican radio assets, $7.7 million of cost savings, and excludes $(24.9) million contribution from Pantaya
[3] Represents (Adj. EBITDA – Capital Expenditures) divided by Adj. EBITDA

13

Hemisphere Media: A Dynamic Portfolio

Hemisphere owns the content rights across a dynamic portfolio of media platforms in the U.S. and Latin America, creating multifaceted monetization opportunities

Broadcast TV Networks

- #1 TV broadcaster in Puerto Rico with ~54%[1] audience share in total day and ~49% of PR ad market share
- WAPA has been the #1 rated TV network in Puerto Rico for 12 consecutive years
- WAPA Deportes is the leading local sports network in Puerto Rico
- Addition of Univision's Puerto Rican radio assets expected to be synergistic to broadcasting segment

U.S. Cable Networks



CINE LATINO
wapa AMERICA
Pasiones
CATV

- 5 Spanish-language cable networks with broad distribution across major MVPDs and carried on the Spanish Tier
- 4 of 12 highest-rated Spanish language cable networks

Latin America Cable Networks



CINE LATINO
Pasiones

- Distribution of 2 of the U.S. cable networks, Cinelatino and Pasiones, across major MVPDs in Latin America
- Opportunity for increased PayTV penetration in LatAm and expanded distribution

Radio

WKAQ
WYEL
WUKQ

- Includes six stations (3 AM, 3 FM) with broad coverage across the entire island - WKAQ, WUKQ and WYEL
- WKAQ has ranked #1[2] in the market based on average quarter-hour persons in the P12+ category since 2019

Source: Nielsen and ComScore
[1] Share of Top 3 major broadcast networks in PR in 2021 (total day adult 25-54)
[2] Based off local ad share

14

15 OTHER 3% MEXICAN 67% PUERTO RICAN & CARIBBEAN HISPANICS 20% CENTRAL AMERICAN 10% OTHER 6% MEXICAN 28% PUERTO RICAN & CARIBBEAN HISPANICS 45% CENTRAL AMERICAN 21% ▪ Hemisphere’s culture - specific channels target non - Mexican Hispanic communities not served by Telemundo and TelevisaUnivision ▪ Differentiated content attracts a stable, niche audience outside of major Spanish OTA networks and mainstream English - language b undles ▪ The Company specifically serves the fastest growing Hispanic communities 2000 - 2022 population growth in the U.S. 1 Central American Dominican Caribbean Hispanic Puerto Rican Hispanics Living in the U.S. 5 Years or Less 3 U.S Hispanic Population 2 299% 240% 106% 86% Note: Caribbean Hispanics include Dominicans, Colombians, Cubans and Venezuelans; Other includes Argentineans, Bolivians, Chi lea ns, Ecuadorians, Peruvians, Spaniards and other Hispanics 1 U.S. Census (2000) and Claritas (2022) 2 Claritas (2022) 3 Nielsen (September 2019) Targets The Fastest - Growing U.S. Hispanic Communities

WAPA Puerto Rico

#1 Rated TV Network in Puerto Rico

- #1 Rated TV Network in Puerto Rico for 12 consecutive years with 54%[1] total day audience share
- Higher ratings than "Big 4" U.S. TV networks combined



WAPA 12.7
"Big 4" 7.2
NBC 2.2
CBS 2.1
ABC 1.7
FOX 1.3

- 70+ hours per week of local news and entertainment production
- A market leader in TV ad market
- Also owns WAPA Deportes, the leading local sports network in Puerto Rico
- Strong historical financial performance achieved

Robust and Growing Retransmission Revenue

- Long-term deals with the top two major MVPDs
- Unlike the U.S., MVPD subscriber base has been stable due to lower cost PayTV packages offered by MVPDs
- 100% margin dollars, not subject to reverse compensation

Highly Scalable Business Model

- Repurposed 100% of WAPA's local news and entertainment programming to support WAPA America at a high flow through profit margin

Attractive New Growth Opportunities

- Potential DTC opportunity in low-cost package driven by WAPA
  - 50%+ of Puerto Ricans do not currently subscribe to traditional PayTV
- Leverage portfolio of sports rights and other assets to capture sports betting ad market

Source: Nielsen
[1] Share of Top 3 major broadcast networks in PR in 2021 (total day adult 25-54)

16

17 4.7 2.8 1.2 WAPA Telemundo Teleonce #1 Rated Broadcast TV Network for 12 Years ▪ WAPA is the ratings leader in both total day and primetime ratings ▪ WAPA’s total day ratings in Adults 25 - 54 are greater than Telemundo and Teleonce combined Source: Nielsen Full - Year 2021 1 Formerly owned by Univision Mon - Sun Total Day – Adult 25 - 54 Mon - Sun Primetime – Adult 25 - 54 1 1

18 Radio Assets To Be Acquired from Univision ▪ As part of the transaction, Hemisphere is receiving Univision’s radio assets in Puerto Rico for no cash consideration ▪ #1 AM station in Puerto Rico by Local Ad Share 1 ▪ #3 FM station in Puerto Rico by Local Ad Share ▪ EBITDA has grown at a 4% CAGR since 2017 ▪ Highly strategic as it combines the #1 TV broadcaster with the #1 AM radio operator Summary Financials Source: Nielsen and Univision 1 Based off local ad share $13 $14 $14 $5 $7 $7 40.4% 46.7% 46.9% 2020 2021 1Q'22 LTM Revenue EBITDA % Margin ($ Millions)

U.S. and Latin America Cable Networks

Network	Description	Key Facts and Figures
wapa América	▪ Targets the ~6 million Puerto Ricans living in the U.S. – 2nd largest U.S. Hispanic community ▪ Highly profitable given limited incremental content spend	**#1 Newscast** during early fringe on Spanish Cable
CINE LATINO	▪ Leading Spanish-language cable movie network ▪ Featuring contemporary films and original TV series from Mexico, Latin America and the U.S. ▪ Highest rated Spanish-language original movie network in the U.S.	Owned and licensed content can be used across all channels and platforms, **creating significant operating leverage**
Pasiones	▪ Cable TV network dedicated to telenovelas and serialized dramas, distributed in the U.S. and Latin America ▪ Highest rated telenovela cable TV network in primetime[1]	Track record of **popular, high-quality content** has resulted in **robust distributor relationships and expanded coverage**
CATV Estás con tu gente	▪ Cable TV network targeting Central Americans living in the U.S., the third largest U.S. Hispanic group and the fastest growing segment of the U.S. Hispanic population ▪ Features popular news and entertainment from Central America and professional soccer	Highest-rated Spanish Cable TV newscasts for Los Angeles, Houston and Washington D.C., the **Top 3 Markets for Central Americans in the U.S.**
Televisión Dominicana	▪ Cable TV network targeting Dominicans living in the U.S., the fifth largest U.S. Hispanic group and the second fastest growing segment of the U.S. Hispanic population ▪ Features popular news and entertainment from Dominican Republic and the Dominican Republic professional baseball league	**80%** of cable network revenue from **recurring subscriber revenue**

[1] Based off coverage ratings

19

20 Gatekeepers in Hemisphere’s content categories Robust Content Platform Hemisphere owns/controls the vast majority of its content rights, creating multifaceted monetization potential across traditional and emerging platforms in the U.S. and Latin America Virtuous Cycle of Production & Distribution of Content WYEL WKAQ WUKQ

21 Credit Highlights

22 Attractive end market growth as a result of demographic tailwinds 1 Heritage broadcast station in Puerto Rico with legacy of success 2 Unique and compelling proprietary content platforms 3 Stable business and strong EBITDA margins 4 Low capital intensity and significant unlevered free cash flow generation 5 Key Credit Highlights Experienced and proven management team with demonstrated track record 6

23 U.S. Hispanic Household Income Hispanic Non - Hispanic ▪ Over the next 5 years Hispanic households at $75K+ income expected to grow by +26% and outpace Non - Hispanic households +26% +18% Source : US Census, Nielsen, Pew Hispanic Trends, H Code 2021 Hispanic Digital Fact Pack, 2021 Latino Donor Collaborative U.S. Latino GDP Report, Geoscape American Marketscape Datastream 2019 Series 1 Hispanic America is Strong and Growing Rapidly ▪ From 2000 to 2019, the Hispanic population accounted for 60% of all U.S. population growth ▪ The U.S. Hispanic population is projected to continue to grow rapidly, with household income growth outpacing that of the general population 62.1 75.0 2020 2030 ▪ Total U.S. Hispanic TV households grew 6.8x over all U.S. households from 2010 – 2021 ▪ Total U.S. Hispanic population is projected to grow 21% through 2030 75.0 M U.S Hispanic Population 62.1 M 2019 - 24 2019 - 24

24 Source: Claritas (2022), Nielsen and U.S. Census Hemisphere Targets the Fastest - Growing U.S. Hispanic Communities ▪ Hemisphere’s cable networks target segments of the Hispanic population that are underserved despite attractive growth characteristics (Caribbean and Central American Hispanic populations) Total U.S. Hispanic Population Hispanics Living in the U.S. 5 Years or Less Non - Mexican Hispanics make up 33% of total U.S. Hispanic population, but 66% of the U.S. Hispanic population living in the U.S. for less than 5 years 2000 - 2022 Population Growth in the U.S. 1 PR and Carribean Hispanics , 20% Central American , 10% Other , 3% Mexican , 67% 299% 240% 106% 86% Central American Dominican Caribbean Hispanic Puerto Rican +299% +240% +106% +86%

25 Source: SNL Kagan 1 PayTV Penetration Continues to Increase in Latin America 2014 2021 2025 Latin America PayTV Subscribers (ex. Brazil) 43 M 53 M 60 M PayTV Penetration 46% 46% 48% ▪ PayTV subscribers in Latin America have grown rapidly at a 5% CAGR since 2013 ▪ Growth is expected to remain robust despite the emergence of streaming options due to the relatively lower cost of PayTV packages offered vs. in the U.S. ▪ Hemisphere channels are currently distributed to <30% of all PayTV subscribers in Latin America, creating a tremendous opportunity for growth

26 1 Recent Puerto Rico Macro Data Supports Robust Outlook New Auto Sales Cement Sales 84,080 107,941 106,624 95,020 129,145 2017 2018 2019 2020 2021 ▪ Puerto Rico’s economic environment is currently the strongest it has been in many years ▪ New auto sales, a highly correlated metric to advertising sales, has grown at a 11% CAGR since 2017 ▪ Cement sales have steadily increased at a 9% CAGR since 2017, driven by infrastructure rebuilds which are expected to continue over the next several years ▪ The tourism and hospitality sectors are experiencing strong growth with occupancy rates and airport passenger traffic in 2021 exceeding 2019 levels ▪ Lowest unemployment rate in “modern history” 000s of 94 - pound bags Source: Puerto Rico Guia; Puerto Rico Economic Activity Index March 2022

27 1 Puerto Rico Economy Well - Positioned for Growth and Investment ▪ At the end of 2021 , Puerto Rico’s restructuring plan was finalized which reduced the territory’s debt by ~ $ 30 billion – Annual debt payments were reduced from $ 3 . 9 billion to $ 1 . 2 billion, or 10 % of the territory’s general fund budget ▪ The completion of the restructuring provides clarity for the government to implement long - term economic planning and paves the way for renewed investment in economic growth – Removes overhang associated with uncertainty around tax policy and investment funding ▪ In addition, a large influx of federal funds is expected in 2022 - 23 with over $ 40 billion of federal funds remaining to be disbursed Source: WSJ

28 1.3 1.7 2.1 2.2 7.2 12.7 FOX ABC CBS NBC "Big 4" WAPA Mon - Sun Total Day – Adult 25 - 54 #1 Broadcast TV Network in Puerto Rico for 12 Consecutive Years 12.7 Primetime Household Rating 54% 1 Share of Total Day Adult 25 - 54 Audience Share 70+ Hours of Top Rated News and Entertainment Programming Produced Each Week #1 Leading Local Sports Network (WAPA Deportes) Leader In TV Ad Market Higher ratings than “Big 4” U.S. TV networks combined Key Stats Source: Nielsen and ComScore 1 Share of Top 3 major broadcast networks in PR in 2021 2 Formerly owned by Univision 2 WAPA is the #1 Broadcast TV Network in Puerto Rico ▪ WAPA is the market leader with higher ratings than its two largest competitors combined ▪ Represents nearly half of all total day viewing 2

2 Unique Go-to-Market Strategy Drives Stable Subscribers

- Over the last five years, Puerto Rico PayTV subscribers have been relatively stable driven by the availability of low-priced Spanish-language packages, which provide a significantly more compelling value proposition to consumers
- The cable operator in Puerto Rico offers a package for $38.99, which is a 50% discount to its English language TV package - this unique go-to-market strategy has enabled cable to grow subscribers consistently
- High viewership of broadcast television in Puerto Rico combined with attractively priced offerings has resulted in stable subscribers

Cable PayTV Packages

	Spanish Package	Standard English Package
Promotional Price	**$38.99**	**$79.99**
Spanish Channels		
WAPA / Telemundo / Teleonce	✓	✓
Discovery en Español / NBC Universo / CNN en Español / BeIN SPORTS en Español / ESPN Deportes	✓	✓
Nat Geo Mundo / History en Español	✓	×
Hemisphere Channels		
Cinelatino / Pasiones / TV Dominicana / Centroamérica TV	✓	✓
English Channels		
ABC / CBS / NBC / FOX	✓	✓
TNT / TBS / Discovery / AMC / CNN / USA / HGTV / Food Network / Bravo / ESPN / Travel Channel	×	✓

Share of Overall Viewing to Top Broadcasters[1]

Unlike the rest of the U.S., broadcast television represents the vast majority of TV viewing in Puerto Rico



76%
18%
Puerto Rico
U.S.

Source: Nielsen and ComScore

[1] Share of Top 3 major broadcast networks in PR and top 4 major broadcast networks in the U.S.

29

30 ▪ Strong market position in robust and growing ad market ▪ 4 consecutive years of market growth, even in the face of the pandemic ▪ Broadcast TV represents the primary medium for advertisers to obtain broad reach and coverage in Puerto Rico Total Advertising Spend Political Revenue 1 Puerto Rico TV Ad Market Spend 3 2 Source: Kevane Grant Thornton 1 Historical advertising share based on networks reporting to Kevane Grant Thornton jds 2 Hemisphere is Well - Positioned in Growing Puerto Rico Ad Market ($ in Millions) Advertising Share $105 $127 $129 $163 $149 50% 48% 47% 50% 49% 0% 20% 40% 60% 80% 100% 2017A 2018A 2019A 2020A 2021A

31 Syndication Cable Networks Broadcast Networks Content Studios Digital Virtuous Cycle of Production & Distribution of Content Strong access to compelling content across proprietary platforms 1 Owns or controls the vast majority of its content rights 2 Deep library and world - class content production capabilities 3 3 Attractive Portfolio of Networks with Strong Content Offering Third - party Partners Large opportunity for content licensing to streaming companies with a massive demand for content

3 Hemisphere's Cable Networks Launched on 2 Virtual MVPDs in 2022

- Prior to 2022, Hemisphere had no exposure to the fast-growing virtual MVPDs
- Meaningful subscriber growth expected from ramp of vMVPDs as they gain share
  - YouTubeTV and Fubo offering lower-priced Spanish-language packages similar to what has been successful in Puerto Rico

fuboTV

- **Launch Date:** Q1 2022
- **Price:** $32.99 per month
- **Platformwide Total Virtual MVPD Subscribers:** ~1 million
- **Tiering:** Included in FuboTV's Latino package (~100k subs)

FuboTV Latino Network Offerings

CATV, Cine Latino, Pasiones, Televisión Dominicana, WAPA América, beIN Sports, beIN Sports ñ, beIN Sports Xtra ñ, Discovery en Español, ESPN HD Deportes, EstrellaTV, Gourmet, Familia, Fox Deportes, Galavisión, GolTV Spanish, Hogar, Más Chic, Nat Geo Mundo, Sony Cine, Tastemade en español, Telefe, Tr3s, TUDN, TUDNxtra 1–11, TyC Sports, UniMás, Univision, Zona Futbol

YouTubeTV

- **Launch Date:** Q2 2022
- **Price:** $34.99 per month (Standalone) or $14.99 per month (Spanish Plus add-on)[1]
- **Platformwide Total Virtual MVPD Subscribers:** ~4 million
- **Tiering:** Available as Standalone or Spanish Plus add-on package

YouTubeTV Latino Network Offerings

Cine Latino, Pasiones, WAPA América, Antena 3, Baby TV, Bandamax, beIN Sports ñ, Cine Mexicano, CNN en Español, De Película, De Película Clásico, Discovery en Español, ESPN HD Deportes, EstrellaTV, Familia, Foro TV, Fox Deportes, Galavisión, Nat Geo Mundo, NTN24, Sony Cine, Tastemade en español, Telehit, Telemundo Música, tlnovelas, TyC Sports, UniMás, Univision, The Weather Channel en Español

Source: Company filings and company websites; Note: [dashed box] Denotes Hemisphere cable networks offered on respective Virtual MVPD

[1] Discounted rate available for first six months: $24.99 (Standalone) and $9.99 (Spanish Plus add-on)

32

33 46.1% 42.0% 37.1% 35.7% 32.8% 32.6% 28.0% 26.5% 18.4% 2021 Adj. EBITDA Margin Note: Adj. EBITDA is non - GAAP term and different companies may compute the value differently; for reporting companies where a se gment is presented (Entravision, Sinclair, Scripps), corporate overhead and stock - based compensation are allocated to each of a company’s segments 1 Based on PF Adj. EBITDA, which includes contribution from Univision’s Puerto Rican radio assets and $7.2 million of cost savi ngs ; excludes $(15.7) million related to the sale of Pantaya for PF 2021 Adj. EBITDA; 2 Based on as reported Adj. OIBDA; 3 Based Combined Historical Basis as disclosed by the issuer Stable Business Model Generates Industry - Leading EBITDA Margins 4 1 (Television) (Local Media) (Television) 2017 – LTM Q1 2022 PF Hemisphere Net Revenue Hemisphere Net Revenue Remains Stable Over Past 4 Years Hemisphere Exhibits Industry - leading Adj. EBITDA Margins 2 ($ in Millions) 3 $138.1 $167.4 $19.3 $6.6 $3.5 ($0.1) 2017 2018 Growth 2019 Growth 2020 Decline 2021 - Q1 2022 Growth LTM Q1 2022

34 1 Unlevered FCF generation defined as Adj. EBITDA – Capital Expenditures – Taxes – Changes in Working Capital Compelling Financial Profile 5 ($ in Millions) $76.4 $70.5 ($3.1) ($2.0) ($0.8) Pro Forma LTM Adj. EBITDA CapEx Taxes Working Capital Pro Forma LTM FCF 92% cash flow conversion, driven by limited capex, significant tax assets and stable working capital Limited capex and cash taxes drive high unlevered FCF generation 1

5 Prudent Management has Lent Itself to Stable Cash Flow Generation

Pro Forma Historical Net Revenue and Adj. EBITDA Trends[3]


($ in Millions)
Net Revenue
Adj. EBITDA
Adj. EBITDA Margin
$138
47%
$65
2017
$157
48%
$76
2018[1]
$164
49%
$80
2019
$164
47%
$76
2020[2]
$169
46%
$78
2021
$167
46%
$76
1Q'22 LTM

Pro Forma Historical Adj. EBITDA – Capex Trends[3,4]


($ in Millions)
Adj. EBITDA - CapEx
CapEx
Conversion[5]
$62
96%
$2
2017
$65
86%
$11
2018[1]
$75
93%
$5
2019
$74
97%
$2
2020[2]
$74
95%
$4
2021
$73
96%
$3
1Q'22 LTM

[1] $5.8 million of business interruption insurance proceeds are excluded from Net Revenue and from Adj. EBITDA
[2] Includes net political advertising revenue of approximately $4.3 million
[3] See EBITDA Reconciliation page hereto for reconciliation to the most directly comparable financial measures prepared in accordance with GAAP. Adj. EBITDA margin represents Adj. EBITDA divided by Net Revenue
[4] Capital expenditures do not include purchases to replace equipment damaged by Hurricane Maria for which the Company has received insurance proceeds, and equipment required as a result of the FCC mandated spectrum repack, as the Company was reimbursed by the FCC for such expenditures
[5] Conversion represents (Adj. EBITDA – Capital Expenditures) divided by Adj. EBITDA

Note: Historical financial performance includes pro forma adjustments to reflect contributions from Univision's Puerto Rican radio assets, cost savings, and sale of Pantaya

Source: SCP Model and PricewaterhouseCoopers LLP Quality of Earnings Report

35

36 Alan Sokol CEO Mr . Sokol has over 21 years of experience in the television and motion picture industries as an operator, advisor and investor . Mr . Sokol was appointed as Hemisphere's CEO in April 2013 . Prior to joining Hemisphere, Mr . Sokol served as a Senior Partner at InterMedia Partners, L . P . , where he was the architect of the firm’s Hispanic strategy, including the acquisitions of Cinelatino and WAPA . Prior to that, Mr . Sokol was Chief Operating Officer of Telemundo Communications Group, Inc . , where he established the first bilingual cable network in the United States . Mr . Sokol holds a B . A . from Cornell University and J . D . from Stanford Law School . Craig Fischer CFO Mr . Fischer has been with Hemisphere since 2013 and has served as CFO for his entire tenure . He previously held the position of Partner at InterMedia Advisors LLC, EVP - Business Development & Affiliate Relations at Yankees Entertainment & Sports Network LLC, Vice President - Finance for Global Center, Inc . , Associate at Goldman Sachs & Co . LLC and Senior Accountant at Ernst & Young LLP . Mr . Fischer received an undergraduate degree from the University of Michigan and an MBA from Columbia Business School . Jim Mcnamara Vice Chairman Mr . McNamara has served as the Vice Chairman of Hemisphere’s Board since April 2013 . He is also the Chairman of Pantelion Films, a Latino Hollywood studio, and serves as a consultant for CineLatino and is chairman of Panamax Films, LLC, a Latino focused film production company he founded in 2005 . From 1999 to 2005 , Mr . McNamara served as the President and CEO of Telemundo Communications Group, Inc . Mr . McNamara received his Masters degree from the American Graduate School of International Management and undergraduate degree in business administration and political science from Rollins College . Jorge Hidalgo President and GM, WAPA Mr . Hidalgo, has served as the President and General Manager of WAPA - TV since January 2021 . Prior to his current role, Mr . Hidalgo served as our Senior Vice President, Operations . Prior to joining the Company, Mr . Hidalgo served as Executive Vice President, Sports for the Telemundo Network, During his tenure at Telemundo, Mr . Hidalgo also served as Senior Executive Vice President of the network’s news division . Prior to Telemundo, Mr . Hidalgo served as a sports director for Univision Communications Inc . In addition, Mr . Hidalgo has received three regional Emmy awards, five national Emmy awards, and has been the co - recipient of an Edward R . Murrow award . Experienced and Proven Management Team 6

37 Financial Overview

Hemisphere Historical Pro Forma Financial Performance

Pro Forma Net Revenue

Consistent and strong revenue growth



($ in Millions)
$138
$157
$164
$164
$169
$167
2017
2018[1]
2019
2020[2]
2021
1Q'22 LTM
YoY Growth
N/A
14%
4%
(0%)
3%
(1%)

Pro Forma Adj. EBITDA [3]

Industry leading margin profile



($ in Millions)
$65
$76
$80
$76
$78
$76
2017
2018[1]
2019
2020[2]
2021
1Q'22 LTM
% Margin
47%
48%
49%
47%
46%
46%

Pro Forma Adj. EBITDA – Capital Expenditures [3,4]

Marginal capex requirements help drive FCF



($ in Millions)
$62
$65
$75
$74
$74
$73
2017
2018[1]
2019
2020[2]
2021
1Q'22 LTM

Pro Forma Adj. EBITDA – Capital Expenditures Conversion [3,4,5]

Best in class margins and minimal capex drive EBITDA – Capex Conversion



($ in Millions)
96%
86%
93%
97%
95%
96%
2017
2018[1]
2019
2020[2]
2021
1Q'22 LTM

[1] $5.8 million of business interruption insurance proceeds are excluded from Net Revenue and from Adj. EBITDA
[2] Includes net political advertising revenue of approximately $4.3 million
[3] See EBITDA Reconciliation page hereto for reconciliation to the most directly comparable financial measures prepared in accordance with GAAP. Adj. EBITDA margin represents Adj. EBITDA divided by Net Revenue
[4] Capital expenditures do not include purchases to replace equipment damaged by Hurricane Maria for which the Company has received insurance proceeds, and equipment required as a result of the FCC mandated spectrum repack, as the Company was reimbursed by the FCC for such expenditures
[5] Pro Forma Adj. EBITDA – Capital Expenditures conversion represents (Adj. EBITDA – Capital Expenditures) divided by Adj. EBITDA
Note: Historical financial performance includes pro forma adjustments to reflect contributions from Univision's Puerto Rican radio assets, cost savings, and sale of Pantaya
Source: SCP Model and PricewaterhouseCoopers LLP Quality of Earnings Report

38

39 ▪ Conservative financial profile ‒ Modest pro forma net leverage of 4.4x, with attractive deleveraging profile ▪ Strong organic growth with demographic and industry trends in Hemisphere’s favor ‒ Substantial growth projected in U.S. Hispanic population and launches on vMVPDs, which is expected to drive growth in subscribers ‒ Projected growth in U.S. Hispanic cable advertising ‒ Growth opportunities in Latin America through projected growth in PayTV subscribers ‒ Projected growth in retransmission revenues in Puerto Rico ▪ Stable, predictable revenue streams ‒ Approximately 46% of revenue derived from high margin subscriber and retransmission fees on an annual basis ‒ Long - term relationships with key distributers with staggered maturities ▪ Strong cash flow generation ‒ 96% Adj. EBITDA - Capex conversion 1 in LTM 3/31/22 ‒ 46% Adj. EBITDA margin ▪ Ability to de - lever quickly ‒ The strong cash flow generation supported by limited capital expenditure requirements will allow the Company to de - lever quickly Financial Profile Overview 1 Adj. EBITDA – Capital Expenditures conversion represents (Adj. EBITDA – Capital Expenditures) divided by Adj. EBITDA

40 Appendix

Pro Forma Adj. EBITDA Reconciliation for Hemisphere

($ in Thousands)	2017	2018	2019	2020	2021	LTM 3/31/2022
Net (loss) income	($13,436)	($10,906)	($3,367)	($1,235)	$11,063	($35,523)
Add (deduct):						
Net income attributable to non-controlling interest	-	109	(104)	(903)	(32)	(55)
Income tax expense	18,706	10,271	12,086	8,992	4,994	3,333
Other expense	20,086	45,258	40,628	37,630	(5,568)	31,951
(Gain) from FCC spectrum repack and other	(23)	(1,880)	(1,739)	(953)	(2,638)	(2,632)
Transaction and non-recurring expenses [1]	4,862	1,999	1,625	3,292	8,972	3,389
Hurricane related expenses	753	1,048	-	-	-	-
Depreciation and amortization	16,228	16,081	12,533	11,472	25,504	30,468
Stock-based compensation	4,068	3,933	4,808	5,282	6,125	6,194
Business interruption income	-	(5,769)	-	-	-	
Adj. EBITDA, As Publicly Disclosed	**$51,244**	**$60,144**	**$66,470**	**$63,577**	**$48,420**	**$37,125**
Reversal of Pantaya Losses	-	-	-	-	15,761	24,921
CARES Act employee retention credit	-	-	-	(411)	-	-
Bad Debt Normalization & Other	111	(78)	(79)	822	(13)	(25)
Univision Puerto Rican Radio Assets Adj. EBITDA	6,101	8,571	6,598	5,151	6,636	6,689
Adj. EBITDA, As Adjusted for the Transactions	**$57,456**	**$68,637**	**$72,989**	**$69,550**	**$70,805**	**$68,710**
Buyer cost savings	7,200	7,200	7,200	7,200	7,200	7,709
Pro Forma Combined Adj. EBITDA	**$64,656**	**$75,837**	**$80,189**	**$76,750**	**$78,004**	**$76,419**

Note: 2017 results were negatively impacted by Hurricanes Irma and Maria
[1] Includes transaction fees related to the debt refinancing in 2017 and other non-recurring expenses
Source: SCP model and PricewaterhouseCoopers LLP Quality of Earnings Report

41

42 HMTV Digital, LLC (DE) Hemisphere Media Holdings, LLC (DE) Hemisphere Media Group, Inc. (DE) HMTV LLC (DE) HMTV DTC, LLC (DE) HMTV Cable, Inc. (DE) Cine Latino, Inc. (DE) WAPA Holdings, LLC (DE) HMTV Distribution, LLC (DE) HMTV Pasiones US, LLC (DE) HMTV Pasiones LatAm, LLC (DE) HMTV Pasiones LatAm II, LLC (DE) HMTV CentroAmerica TV, LLC (DE) HMTV TV Dominicana, LLC (DE) WAPA America Inc. (DE) InterMedia Espanol Inc. (DE) Televicentro of Puerto Rico, LLC (DE) Snap Global, LLC (DE) Snap Shot S.A. (Argentina) Snap Films, LLC (DE) HMTV Uno S.A.S. (Colombia) Pro Forma Organizational Structure - Current co - Borrowers - Unrestricted HoldCo - Parent Guarantor - Non - Guarantor